      As filed with the Securities and Exchange Commission on July 16, 2001

                                                      Registration No. 333-53340

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                                  BLUEFLY, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               13-3612110
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)



          42 WEST 39TH STREET
           NEW YORK, NEW YORK                            10018
(Address of Principal Executive Offices)               (Zip Code)

                         -----------------------------

                      BLUEFLY, INC. 2000 STOCK OPTION PLAN
                            (Full title of the plan)

                         -----------------------------

          E. KENNETH SEIFF                       RICHARD A. GOLDBERG, ESQ.
PRESIDENT AND CHIEF EXECUTIVE OFFICER      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
            BLUEFLY, INC.                          405 LEXINGTON AVENUE
         42 WEST 39TH STREET                     NEW YORK, NEW YORK 10174
      NEW YORK, NEW YORK 10018                        (212) 973-0111
           (212) 944-8000

(Name, address and telephone number, including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
                                        PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
TITLE OF SECURITIES   AMOUNT            OFFERING PRICE    AGGREGATE OFFERING  REGISTRATION
TO BE REGISTERED      TO BE REGISTERED  PER SHARE         PRICE               FEE
--------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share        N/A               N/A               N/A                 N/A
============================================================================================

                                EXPLANATORY NOTES

         This Amendment No.1 to Registration Statement on Form S-8 is being filed to amend the Registration Statement on Form S-8 (the "Registration Statement") (File No. 333-53340) filed with the Securities and Exchange Commission on January 8, 2001, by filing as an exhibit thereto the consent of the Registrant's independent auditors to the filing with the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 of the independent auditor's report on the Registrant's financial statements for the year ended December 31, 2000. The contents of the Registration Statement are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Item 8 of the Registration Statement is hereby amended and restated in its entirety as follows:

     The following exhibits are filed as part of this Registration Statement:

Exhibit Number.   Description.
--------------    -----------
4.1*              Bluefly, Inc. 2000 Stock Option Plan.
5.1*              Opinion of Swidler Berlin Shereff Friedman, LLP.
23.1*             Consent of Pricewaterhouse Coopers LLP
23.2*             Consent of Swidler Berlin Shereff Friedman, LLP (contained in Exhibit 5.1).
23.3              Consent of Pricewaterhouse Coopers, LLP

*Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 16th day of July, 2001.

                                        BLUEFLY, INC.


                                        By:/s/ E. Kenneth Seiff
                                           ----------------------------------
                                           E. Kenneth Seiff
                                           President, Chief Executive Officer
                                           and Director

                                  EXHIBIT INDEX

Exhibit Number   Description
--------------   -----------

4.1*             Bluefly, Inc. 2000 Stock Option Plan.
5.1*             Opinion of Swidler Berlin Shereff Friedman, LLP.
23.1*            Consent of Pricewaterhouse Coopers LLP.
23.2*            Consent of Swidler Berlin Shereff Friedman, LLP (contained in Exhibit 5.1).
23.3             Consent of Pricewaterhouse Coopers LLP.

*Previously filed.